Exhibit 10.32

Amendment to Restricted Stock Agreement

This Amendment to the Restricted Stock Agreement (this “Amendment”), dated as of March 21, 2013, is entered into between Fidelity & Guaranty Life Holdings, Inc. (the “Company”) and Leland C. Launer (the “Employee”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Fidelty & Guaranty Life Holdings, Inc. Stock Incentive Plan (the “Plan”).

WHEREAS, the Company and the Employee are parties to an Restricted Stock Agreement, dated as of December 31, 2012 (the “Restricted Stock Agreement”), which evidences the grant of shares of Restricted Stock to the Employee pursuant to the Plan;

WHEREAS, the Company and the Employee have agreed to enter into this Amendment to modify certain provisions in the Restricted Stock Agreement as is permitted pursuant to Section 9(f) of the Restricted Stock Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.	Amendment to Section 2(a) of the Restricted Stock Agreement. Section 2(a) of the Restricted Stock Agreement shall hereby be amended by adding to the end thereof the following:

“Notwithstanding the foregoing, the second installment shall vest on April 30, 2014 subject to the Employee’s continued employment with the Company through the applicable vesting date; provided that, if the Employee’s employment with the Company is terminated by the Company for a reason other than Cause, death or Disability or if the Employee resigns for Good Reason (as such term is defined in the Employment Agreement between the Employee and the Company or any of its Subsidiaries) before April 30, 2014, the Restricted Stock relating to such installment shall vest as of the effective date of “termination” of employment.”

2.	Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of rules of conflicts of law that would apply the laws of any other jurisdiction.

3.	Effective Date; No Other Effect on the Restricted Stock Agreement. This Amendment is effective as of May 1, 2013. Except as modified herein, the form, terms and provisions of the Restricted Stock Agreement in effect immediately prior to this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first above written.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

By:	/s/ Rose Boehm
	Name:	Rose Boehm
	Title:	SVP – Human Resources

THE EMPLOYEE:

/s/ Leland C. Launer, Jr.
Name: Leland C. Launer, Jr.

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